Exhibit 10.1
UST INC.
2005 LONG-TERM INCENTIVE PLAN
NOTICE OF GRANT OF RESTRICTED STOCK
     This Notice is to certify that the Participant named below has been granted the number of shares of Restricted Stock set forth below under the UST Inc. 2005 Long-Term Incentive Plan (the “Plan”) and the terms and conditions set forth in this Notice and attached Restricted Stock Agreement (the “Agreement”). This Notice is subject to and incorporates by reference the terms and conditions of the Agreement. Please refer to the Agreement and the Plan document for an explanation of the terms and conditions of this grant and a full description of your rights and obligations. If the Agreement is not signed and returned to the Company, on or before the date on which the Restricted Stock vests, the Restricted Stock granted hereunder shall be forfeited. Please sign and date the Agreement and return it promptly in the enclosed envelope.

Name of Participant:	[ ]

Number of Shares of Restricted Stock: that will vest if EPS targets for each of 2008, 2009 and 2010 are achieved (“Target Award”)	[ ]

Grant Date:	May 2, 2007

Vesting Schedule:	The number of shares that will vest on January 31, 2011 (the “Vesting Date”) will depend on the attainment of pre-established EPS targets for each of 2008, 2009 and 2010. The percentages of the Target Award that will vest on January 31, 2011 will be determined at the beginning of 2009, 2010 and 2011 respectively based on achievement of pre-established EPS targets for each of 2008, 2009 and 2010 according to the following schedule:

	% of Target		% of Target		% of Target
	Award Earned		Award Earned		Award Earned
% of 2008	with respect to	% of 2009	with respect to	% of 2010	with respect to
EPS Target	2008	EPS Target	2009	EPS Target	2010
below 75%	0.00%	below 75%	0.00%	below 75%	0.00%
75.0%	22.20%	75.0%	22.20%	75.0%	22.26%
77.5%	23.31%	77.5%	23.31%	77.5%	23.38%
85.0%	26.64%	85.0%	26.64%	85.0%	26.72%
92.5%	29.97%	92.5%	29.97%	92.5%	30.06%
100.0%	33.30%	100.0%	33.30%	100.0%	33.40%
107.5%	36.63%	107.5%	36.63%	107.5%	36.74%
115.0%	39.96%	115.0%	39.96%	115.0%	40.08%

The percentage earned with respect to each year shall be interpolated based on results in accordance with the above vesting schedule. To the extent that the number of shares earned pursuant to the above vesting schedule exceed the Target Award as of the vesting date, an award of the number of unrestricted shares of Common Stock equal to such excess shall be made to you on the vesting date.

Additional Terms:	See the Restricted Stock Agreement.

UST INC.
2005 LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT
          RESTRICTED STOCK AGREEMENT, made as of the date set forth on the Notice of Grant of Restricted Stock, by and between UST Inc., a Delaware corporation (the “Company”), pursuant to the 2005 Long-Term Incentive Plan (the “Plan”) and the employee of the Company or a Subsidiary named on the Notice of Grant of Restricted Stock (the “Employee”);
          WHEREAS, the Company desires, by affording the Employee the opportunity to acquire or enlarge the Employee’s ownership of shares of the Company’s common stock, $.50 par value (“Common Stock”), and providing the Employee with a direct proprietary interest in the Company’s success, to carry out the purpose of the Plan; and
          WHEREAS, the Committee administering the Plan has granted (as of the effective date of grant specified in the Notice of Grant of Restricted Stock) to the Employee the shares of Restricted Stock as set forth in the Notice of Grant of Restricted Stock which is incorporated herein by reference.
          NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed and do hereby agree as follows:
1.	Grant of Award. Pursuant to Section 7 of the Plan, the Company grants to the Employee, subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein and in the Notice of Grant of Restricted Stock, the number of shares of Restricted Stock as shown on the Notice of Grant of Restricted Stock. The Participant’s grant and record of Restricted Stock share ownership shall be kept on the books of the Company until the restrictions on transfer have lapsed. At the Employee’s request, vested shares may be evidenced by stock certificates.
2.	Vesting. The shares of Restricted Stock granted to the Employee shall vest in accordance with the performance criteria and vesting schedule set forth in the Notice of Grant of Restricted Stock. Such vesting schedule indicates the performance criteria used to determine the number of shares which shall vest and the date upon which the Employee shall be entitled to receive shares of freely transferable Common Stock equal to the number of vested shares of Restricted Stock as determined pursuant to the Notice of Grant of Restricted Stock, provided that, as of the vesting date, the Employee has not incurred a termination of service with the Company and all Subsidiaries (collectively, the Company and its Subsidiaries shall be referred to herein as the “Company”). There shall be no proportionate or partial vesting in the periods between the vesting date(s), if any, specified in the Notice of Grant of Restricted Stock and all vesting shall occur only on such vesting date(s), except as set forth in Sections 7 and 8 below.

Other than as set forth in Sections 7 and 8 below and as provided in the Plan, no vesting shall occur after the termination of an Employee’s employment or service with the Company for any reason.
3.	Rights as a Stockholder. The Employee shall have all of the rights of a stockholder with respect to the number of shares of Restricted Stock designated as the Target Award in the Notice of Grant of Restricted Stock, including the right to vote on all matters with respect to which the stockholders of the Company have the right to vote and the right to receive dividends thereon. Dividends shall be paid on the Employee’s shares of Restricted Stock at the same time as they are paid to shareholders generally.
4.	Restrictions on Transfer. Shares of Restricted Stock may not be transferred or otherwise disposed of by the Employee, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, except as permitted by the Committee, or by will or the laws of descent and distribution.
5.	Approvals. The delivery of any shares of Common Stock hereunder is subject to approval of any government agency which may, in the opinion of counsel, be required in connection with the authorization, issuance or sale of Common Stock. No Common Stock shall be issued upon the lapse of restrictions relating to the shares of Restricted Stock prior to compliance with such requirements and with the Company’s listing agreement with the New York Stock Exchange (or other national exchange upon which the Company’s shares may then be listed).
6.	Invalid Transfers. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the shares of Restricted Stock by any holder thereof in violation of the provisions of this Restricted Stock Agreement shall be valid, and the Company will not transfer any of said shares of Restricted Stock on its books nor will any of said shares of Restricted Stock be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.
7.	Change in Control. Subject to the provisions of the next sentence of this Section 7, upon the occurrence of a Change in Control, the shares of Restricted Stock shall no longer be subject to the performance criteria described in the Notice of Grant of Restricted Stock for years with respect to which performance has not yet been determined, and the number of shares of Restricted Stock corresponding to such performance period shall be deemed to have been earned at target as of the vesting date set forth in the Notice of Grant of Restricted Stock, provided, however, that if the Employee’s employment is terminated by the Company without Cause or by the Employee for “Good Reason” (as such term is defined in the employment agreement, severance agreement or Change in Control agreement entered into between the Company and the Employee) following the Change in Control, the restrictions that apply to any shares of Restricted Stock which have not yet vested, or with respect to which the restrictions have not lapsed, shall immediately lapse as of the date of such termination. Notwithstanding the foregoing, upon a Change in Control in which the Company is not the surviving corporation (or survives only as a subsidiary of another corporation) or other Change in Control described in clause (iii) or (iv) of the definition of a “Change in Control” set forth in the Plan, the shares of Restricted Stock shall be immediately vested in full, regardless of whether the performance criteria set forth in the Notice of Grant of Restricted Stock have been attained, and shall be treated in accordance with the provisions of Section 11(c) of the Plan. For all purposes of this Section 7, the number of shares of Restricted Stock that shall either remain outstanding until the vesting date set forth in the Notice of Grant of Restricted Stock or immediately vest in accordance with this Section 7 shall equal the sum of (a) the number of shares corresponding to any performance period with respect to which performance has been determined prior to the date of the Change in Control, calculated based on actual performance and (b) the number of shares corresponding to any performance period with respect to which performance has not yet been determined as of the date of the Change in Control, calculated based on deemed performance at target.
8.	Effect of Termination of Employment.
(a)	If the employment of the Employee is terminated by reason of his/her death or Disability, or for any other reason if the Committee so determines, the number of shares equal to the sum of (i) and (ii) below shall become fully vested as of the date of such termination of employment, where (i) equals the number of shares of Restricted Stock corresponding to any performance period with respect to which performance has been determined prior to the date of termination, calculated based on actual performance and (ii) equals the number of shares of Restricted Stock corresponding to any performance period with respect to which performance has not yet been determined as of the date of termination, calculated based on deemed performance at target.

(b)	If the employment of the Employee is terminated due to his/her Retirement, the Employee shall become vested as of the vesting date specified in the Notice of Grant of Restricted Stock with respect to a number of shares of Restricted Stock equal to the sum of (i) and (ii) below, where (i) equals the number of shares of Restricted Stock corresponding to any performance period with respect to which performance has been determined prior to the date of Retirement, calculated based on actual performance for such period and (ii) equals the number of shares of Restricted Stock corresponding to any performance period with respect to which performance has not been determined prior to the date of Retirement, calculated based on actual performance ultimately attained for such period and then multiplied by a fraction. The numerator of this fraction is the number of full months that have elapsed from the beginning of such performance period until the date of Retirement, and the denominator of which is the number of full months in such performance period overall. If the resulting number is not a whole number of shares, the number calculated shall be rounded up or down (as appropriate) to the nearest whole number of shares.

(c)	Subject to the provisions of Section 7, if the employment of the Employee is terminated for any reason other than by reason of his death, Disability or Retirement and the Employee is not eligible for Retirement, and if the Committee does not determine otherwise, the number of shares of Restricted Stock that have not theretofore become vested shall be forfeited.

(d)	For purposes of this Agreement, the term “Disability” shall mean a “disability,” as defined in the Company’s Long-Term Disability Plan or, if such plan is not applicable to the Employee, as defined by the State or federal disability program which applies to the Employee.
9.	Non-Competition.
(a)	In consideration of the grant of Restricted Stock made pursuant to this Agreement, during the term of the Employee’s employment with the Company and for a period of one (1) year after that employment is terminated, by the Company or the Employee, for any reason other than the cessation of business by the Company pursuant to a filing for bankruptcy protection or liquidation initiated by the Company, the Employee will not, without the Company’s prior written approval, directly or indirectly:
(i)	recruit, solicit or knowingly induce, or attempt to induce, any employee or consultant of the Company to terminate his/her employment or consulting relationship with, or otherwise cease his/her relationship with, the Company; or

(ii)	solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company. For purposes of this Agreement, a prospective client, customer or account is any individual or entity whose business is solicited by the Company, proposed to be solicited by the Company, or who approaches the Company with respect to possibly becoming a client, customer, or account during the period of the Employee’s employment with the Company; or

(iii)	engage (whether for compensation or without compensation), directly or indirectly, as an individual proprietor, partner, officer, employee, director, independent contractor, consultant or in any other capacity whatsoever, in any business currently involved in, or actually contemplating involvement in, the manufacture or distribution of smokeless tobacco or tobacco seed, wines or distilled spirits, whether or not the same is pursued for gain, profit or other pecuniary advantage. The foregoing shall not, however, be construed as preventing the Employee from making investments in any other business, provided, however, that such investments do not require his/her services in the operation of the affairs of the businesses in which such investments are made.
(b)	If any restriction set forth in this Section 9 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic areas to which it may be enforceable.

(c)	The restrictions contained in this Section 9 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for this purpose. The Employee agrees that any breach of this Section 9 will cause the Company substantial and irrevocable damage and, therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company will have the right to seek specific performance and injunctive relief, attorney’s fees, costs and disbursements to enforce its rights hereunder.
10.	Finding of Cause; Violation of Non-Competition Covenant. If (a) the employment of the Employee is terminated for Cause or (b) after the Employee’s termination of employment with the Company other than for Cause, the Company discovers the occurrence of an act or failure to act by the Employee, while in the employ of the Company, that would have enabled the Company to terminate the Employee’s employment for Cause had the Company known of such act or failure to act at the time of its occurrence, or (c) subsequent to his termination of employment, the Employee violates the restrictions set forth in Section 9 of this Agreement, and, in each case, such act is discovered by the Company within three (3) years of its occurrence, then, unless otherwise determined by the Committee,
(i)	any shares of Restricted Stock granted pursuant to the Notice of Grant of Restricted Stock which have not yet become vested shall thereupon be forfeited and shall be returned to the Company; and

(ii)	the Employee (or, in the event of the Employee’s death following the commission of such act, his beneficiaries or estate) shall (A) return to the Company all shares of Restricted Stock that became vested during the 180 day period prior to and including the date of the termination of the Employee’s employment (the “Acquired Shares”) and (B) to the extent such Acquired Shares granted pursuant to the Notice of Grant of Restricted Stock have previously been sold or otherwise disposed of by the Employee, other than by reason of death (or if applicable, by his beneficiaries or estate), repay to the Company the Fair Market Value of such shares on the date of such sale or other disposition.

(iii)	for purpose of clause (ii)(B) above, (A) the amount of repayment described therein shall not be affected by whether the Employee (or, if applicable, his/her beneficiaries or estate) actually received such Fair Market Value with respect to such sale or other disposition, and (B) repayment may, without limitation, be affected, at the discretion of the Company, by means of offset against any amount owed by the Company to the Employee (or, if applicable, his/her beneficiaries or estate).
11.	Taxes. The Company will distribute vested shares of Common Stock net of the minimum number of whole shares of Common Stock the fair market value of which is sufficient to meet the minimum amount of federal, state and local taxes required to be withheld under applicable tax laws. Such withholding shall occur at the time required by law or regulation, even if the shares of Restricted Stock withheld to meet such liability are not otherwise considered vested under this Agreement. The Employee shall be precluded from making any election pursuant to Section 83(b) of the Internal Revenue Code. The Employee understands that he/she (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Restricted Stock Agreement. This Restricted Stock Agreement shall be interpreted and applied so that the Employee’s Restricted Stock will not be subject to Internal Revenue Code Section 409A. If notwithstanding the preceding sentence, the Employee’s Restricted Stock becomes subject to Section 409A, then the specified time of payment of the Restricted Stock for purposes of Section 409A shall be the calendar year in which the short-term deferral period expires with respect to the Restricted Stock (but payment may be made by such later time as may be permitted by Section 409A under the circumstances).
12.	Compliance with Law and Regulations; Legend. The award and any obligation of the Company hereunder shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company may require, as a condition of the issuance and delivery of certificates evidencing Restricted Stock pursuant to the terms hereof, that the certificates bear such legends as set forth immediately below, in addition to any other legends required under federal and state securities laws or as otherwise determined by the Committee.
The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the UST Inc. 2005 Long-Term Incentive Plan and an Agreement entered into between the registered owner of such shares and the Company. A copy of the Plan and Agreement is on file in the office of the Secretary of the Company, 100 West Putnam Avenue, Greenwich, Connecticut 06830.
Such legend shall not be removed until such shares vest pursuant to the terms hereof.

13.	Incorporation of Plan. This Agreement is made under the provisions of the Plan (which is incorporated herein by reference) and shall be interpreted in a manner consistent with it. To the extent that this Agreement is silent with respect to, or in any way inconsistent with, the terms of the Plan, the provisions of the Plan, as determined by the Committee, shall govern and this Restricted Stock Agreement shall be deemed to be modified accordingly. Unless otherwise defined herein or otherwise required by the context, all terms used herein shall have the meaning ascribed to them in the Plan.
14.	Notices. Any notices required or permitted hereunder shall be addressed to the Company, at 100 West Putnam Avenue, Greenwich, Connecticut 06830, or to the Employee at the address then on record with the Company, as the case may be, and deposited, postage prepaid, in the United States mail. Either party may, by notice to the other given in the manner aforesaid, change his/her or its address for future notices.
15.	Successor. This Agreement shall bind and inure to the benefit of the Company, its successors and assigns, and the Employee and his or her personal representatives and beneficiaries.
16.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Employee and his/her legal representative in respect of any questions arising under the Plan or this Agreement.
17.	Amendment. This Agreement may be amended or modified by the Company at any time; provided that notice is provided to the Employee in accordance with Section 14; and provided further that no amendment or modification that is adverse to the rights of the Employee as provided by this Agreement shall be effective unless set forth in writing signed by the parties hereto (except that an amendment or modification that is made to comply with Internal Revenue Code section 409A, or to preserve an exemption from section 409A, shall be effective upon adoption by the Company unless expressly rejected by the Employee in writing).
18.	Binding Agreement. By signing below, the Employee acknowledges that he or she has read this Agreement and the Notice of Grant of Restricted Stock and agrees to the terms and conditions specified therein and in the Plan. This Agreement shall be binding upon the Employee and his or her personal representatives and beneficiaries without any need for additional action by the Employee, and any attempt by the Employee and his or her personal representatives and beneficiaries to exercise any rights under this Agreement shall be conclusive evidence of such person’s acceptance thereof.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunder duly authorized and the Employee has hereunto set his hand, all as of the day and year set forth above.
UST INC.

Name: Richard A. Kohlberger
Title: Senior Vice President, General Counsel and Chief Administrative Officer

Employee Signature	Date

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